250 Glen Street Glens Falls, NY 12801
NASDAQ® Symbol: "AROW" Website: arrowfinancial.com Media Contact: Rachael Murray Tel: (518) 742-6505

Arrow Reports $8.6 million in Q1 2023 Net Income and Grew Deposits by $48.0 Million

GLENS FALLS, N.Y. (July 24, 2023) – Arrow Financial Corporation (NasdaqGS® – AROW) announced financial results for the three-month period ended March 31, 2023. Net income for the first quarter of 2023 was $8.6 million and diluted earnings per share was $0.52.

First-Quarter Highlights and Key Metrics

•Total assets were $4.1 billion.
•Total deposits were $3.5 billion.
•Total loans reached a record high of $3.0 billion as of March 31, 2023, an increase of $22.1 million from December 31, 2022.
•Loan-to-deposit ratio was 85%.
•Tangible book value per share was $20.55, an increase of $0.60, or 3.01% compared to December 31, 2022.
•On-balance sheet liquidity of $409 million, or 10%, of total assets; 5% cash and 5% unencumbered readily marketable securities.
•Additional $1.3 billion of immediately available liquidity with FHLB, FRB and other bank lines.
•Immediately available liquidity provides in excess of 150% coverage of uninsured deposits.
•Nonperforming assets decreased to $11.3 million at March 31, 2023, represented 0.27% of period-end assets.
•Net charge-offs to average loans for the first quarter of 2023 were 0.10% as compared to 0.09% for the previous quarter.
•Revenue was $34.8 million.
•Net income was $8.6 million.
•Non-interest expenses of $22.3 million included $1.0 million in incremental expenses related to the delayed filing of the Annual Report on Form 10-K for the year ended December 31, 2022 (the "2022 Form 10-K").
•Net interest margin was 2.96%.
•Return on average assets (ROA) was 0.87%.
•Return on average equity (ROE) was 9.66%.

"In the face of a challenging banking environment, Arrow continued to add to its deposit base and maintained a strong liquidity position while meeting the credit needs of our customers and communities," said Arrow President and CEO David S. DeMarco. "We remain committed to our long-term strategic initiatives of investing in our technology and our team so we can continue to enhance the customer experience and optimize operations. We look forward to continuing to focus on our customers and communities.”

Arrow remains dedicated to developing its team and recently celebrated graduates from Arrow Leadership Academy and Upskill University, internal courses designed to support our culture of collaboration and continuous improvement. Our banks are working toward realizing operational efficiencies and customer-facing enhancements made possible by the completion of our core conversion in September 2022. Our team has returned to our completely renovated downtown Glens Falls, New York headquarters and we look forward to welcoming our customers back to our newly renovated campus. The renovated Glens Falls campus now offers an energy-efficient, flexible and collaborative environment for our team and customers. This investment is important to our team culture, is a key part of the revitalization of downtown Glens Falls, and is a centerpiece of what community banking means to us -- accessible, long-lasting and friendly.

Net income for the first quarter of 2023 was $8.6 million, down from $12.6 million for the same period in the prior year. The year-over-year decline was primarily due to an increase in non-interest expense of $3.4 million, a decrease in non-interest income of $1.5 million and an increase in the provision for credit loss of $785 thousand.

Please see below for further detail.

Income Statement

•Net Interest Income: Net interest income for the first quarter was $28.1 million, up 1.0% from $27.8 million in the comparable quarter of 2022. Interest and fees on loans were $31.9 million for the first quarter of 2023, an increase of 23.9% from $25.7 million (29.23% excluding Paycheck Protection Program ("PPP") revenue) for the first quarter of 2022 primarily due to loan growth and higher market rates. PPP loans contributed $1.1 million in the first quarter of 2022. The PPP program ended in 2022. Interest expense for the first quarter of 2023 was $8.0 million, an increase of $6.9 million versus the comparable quarter ending March 31, 2022, primarily due to higher deposit rates and changes in deposit composition.

•Net Interest Margin: Net interest margin was 2.96% for the quarter, compared to 2.90% for the first quarter of 2022 and 3.08% for the fourth quarter of 2022. The year-over-year increase in net interest margin was primarily due to growth in loan balances with higher yields partially offset with higher costs of interest bearing liabilities. The decrease in net interest margin compared to the fourth quarter of 2022 was primarily the result of the cost of interest bearing liabilities increasing at a faster pace than the yield on average earning assets.

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Interest and Dividend Income	$36,110	$35,904	$28,947
Interest Expense	8,016	5,325	1,122
Net Interest Income	28,094	30,579	27,825
Average Earning Assets(1)	3,845,825	3,940,904	3,886,787
Average Interest Bearing Liabilities	2,782,299	2,891,092	2,855,884

Yield on Earning Assets(1)	3.81%	3.61%	3.02%
Cost of Interest Bearing Liabilities	1.17	0.73	0.16
Net Interest Spread	2.64	2.88	2.86
Net Interest Margin	2.96	3.08	2.90

Income Earned on PPP Loans included in Net Interest Income	$—	$—	$1,066
Net Interest Income excluding PPP loans	28,094	30,579	26,759
Net Interest Margin excluding PPP loans	2.96%	3.08%	2.81%

(1) Includes Nonaccrual Loans.

•Provision for Credit Losses: For the first quarter of 2023, the provision for credit losses was $1.6 million, compared to $769 thousand in the prior-year quarter. The key drivers for the increase were higher loan charge-offs and a more challenging economic forecast.

•Non-Interest Income: Non-interest income for the three months ended March 31, 2023, was $6.7 million, compared to $8.2 million in the comparable 2022 quarter. Income from fiduciary activities decreased by $321 thousand over the comparable quarter of 2022, driven primarily by market conditions. Fees and other services to customers decreased $200 thousand over the comparable quarter of 2022 driven primarily by lower volume of interchange transactions. Other operating income decreased $691 thousand from the comparable quarter of 2022, primarily due to a decline in the gain on other assets of $463 thousand and a decrease in income earned on bank-owned life insurance of $181 thousand.

•Non-Interest Expense: Non-interest expense for the first quarter of 2023 was $22.3 million, an increase of 17.7% from $18.9 million for the first quarter of 2022. The increase was primarily due to $1.0 million of additional legal and professional fees associated with the delay in the filing of the 2022 Form 10-K. In addition, other operating expenses included a credit for estimated credit losses on off-balance sheet exposures of $68 thousand for the first quarter of 2023 versus a larger credit of $316 thousand recognized in the first quarter of 2022. Technology and equipment spending increased $638 thousand from the first quarter of 2022, driven primarily by management's commitment to invest in new technology to enhance the customer experience and optimize operations. Salaries and benefits have increased compared to the first quarter of 2022 as a result of pension and other benefit expenses. In the first quarter of 2023, non-interest expenses increased $1.5 million from the fourth quarter of 2022. In addition to the factors described above, there was a charge for estimated credit losses on off-balance sheet exposures of $197 thousand for the fourth quarter.

•Provision for Income Taxes: The provision for income taxes was $2.4 million for the first quarter of 2023, compared to $3.7 million for the same quarter of 2022, primarily the result of lower pre-tax income.

Balance Sheet

•Total Assets: Total assets were $4.1 billion at March 31, 2023, a decrease of $41.8 million, or 1.0%, compared to March 31, 2022. This decrease was primarily driven by lower cash balances as pandemic era excess deposits decreased. Assets increased $145.1 million, or 3.7%, compared to December 31, 2022 driven by an increase in on-balance sheet liquidity as evidenced by our higher cash balances.

•Investments: Total investments were $745.1 million as of March 31, 2023, a decrease of $40.3 million, or 5.1%, compared to March 31, 2022, and a decrease of $5.9 million, or 0.8%, compared to December 31, 2022. While the rising rate environment led to an increase in unrealized losses within the available-for-sale portfolio versus the same period last year, unrealized losses within the available-for-sale portfolio decreased by $8.2 million versus December 31, 2022, as interest rates declined in the first quarter of 2023. The decrease in investments in the first quarter, as compared to the same period last year, was primarily driven by Arrow's decision to fund loan growth from cash flows from amortizing and maturing investments.

•Loans: Total loans reached a record high of $3.0 billion as of March 31, 2023. Loan growth for the first quarter of 2023 was $22.1 million, as compared to December 31, 2022, and $268.1 million, or 9.8%, from March 31, 2022. Residential real estate loan growth for the first quarter of 2023 was $10.0 million, or 0.9%, as compared to December 31, 2022 and $114.0 million, or 11.8%, as compared to March 31, 2022. The consumer loan portfolio grew by $8.2 million, or 0.8%, in the first quarter, primarily within the indirect automobile lending program. Total outstanding commercial loans increased $4.0 million, or 0.5%, in the first quarter of 2023, driven primarily by commercial real estate loans.

•Allowance for Credit Losses: The allowance for credit losses was $30.8 million on March 31, 2023, which represented 1.02% of loans outstanding, as compared to 1.01% at March 31, 2022. Asset quality remained stable at March 31, 2023. Net charge-offs, expressed as an annualized percentage of average loans outstanding, were 0.10% for the quarter ended March 31, 2023, as compared to 0.09% for the quarter ended December 31, 2022 and 0.06% for the three-month period ended March 31, 2022. Nonperforming assets of $11.3 million at March 31, 2023, represented 0.27% of period-end assets, compared to 0.32% at December 31, 2022.

•Deposits: At March 31, 2023, deposit balances were $3.5 billion. Deposits in the first quarter of 2023 increased by $48.0 million from the prior quarter and decreased by $169.0 million, or 4.5%, from the prior-year level as pandemic era excess deposits exited the system and due to competitive pressures from the rising rate environment. Municipal deposits increased $110.5 million in the first quarter, as compared to December 31, 2022, and decreased $22.1 million from March 31, 2022. Non-municipal deposits decreased $62.5 million for the quarter and $147.0 million from March 31, 2022. Non-interest bearing deposits represented 22.2% of total deposits at March 31, 2023, compared to 23.9% at December 31 ,2022, and 21.9% at March 31, 2022. At March 31, 2023, total time deposits were $301.8 million compared to $209.4 million at December 31, 2022 and $177.0 million at March 31, 2022, as a result of successful campaigns to grow certificate of deposit balances.

•Capital: Total stockholders’ equity was $363.4 million at March 31, 2023, an increase of $9.8 million, or 2.8%, from the December 31, 2022 level of $353.5 million, and an increase of $6.1 million, or 1.7%, from the prior-year level. The increase in stockholders' equity over the first three months of 2023 principally reflected the following factors: the addition of $8.6 million of net income for the period, gains in other comprehensive income of $5.7 million from favorable mark-to-market activity within the available for sale securities portfolio and issuance of $0.9 million of common stock through employee benefit and dividend reinvestment plans reduced by cash dividends of $4.5 million and repurchases of common stock of $0.8 million. Arrow's regulatory capital ratios remained strong in the first quarter of 2023. As of March 31, 2023, Arrow's Common Equity Tier 1 Capital Ratio was 13.34% and Total Risk-Based Capital Ratio was 15.15%. The capital ratios of Arrow and both its subsidiary banks, Glens Falls National Bank and Trust Company ("GFNB") and Saratoga National Bank and Trust Company ("SNB"), continued to significantly exceed the “well capitalized” regulatory standards.

Additional Commentary

•Leadership Change: Effective May 13, 2023, Arrow's board of directors appointed David S. DeMarco to serve as President and CEO.
•Cash and Stock Dividends: On March 15, 2023 and June 15, 2023, Arrow distributed quarterly cash dividends of $0.27 per share.
•Industry Recognition: In the first quarter of 2023, both of Arrow's banking subsidiaries earned BauerFinancial, Inc. 5-Star Exceptional Performance Bank rating for the 57th consecutive quarter.

About Arrow

Arrow Financial Corporation is a multi-bank holding company headquartered in Glens Falls, New York, serving the financial needs of northeastern New York. Arrow is the parent of GFNB and SNB. Other subsidiaries include Upstate Agency, LLC and North Country Investment Advisers, Inc.

Non-GAAP Financial Measures Reconciliation

In addition to presenting information in conformity with accounting principles generally accepted in the United States of America ("GAAP"), this news release contains financial information determined by methods other than GAAP ("non-GAAP"). Some measures used in this release, which are commonly utilized by financial institutions, have not been specifically exempted by the Securities and Exchange Commission ("SEC") and may constitute "non-GAAP financial measures" within the meaning of the SEC's rules. These non-GAAP financial measures include: tangible equity, return on tangible equity, tax-equivalent adjustment and related net interest income, tax-equivalent, and the efficiency ratio. Management believes that the non-GAAP financial measures disclosed by Arrow are useful in evaluating Arrow's performance and that such information should be considered as supplemental in nature and not as a substitute for, or superior to, the related financial information prepared in accordance with GAAP. Non-GAAP financial measures may differ from similar measures presented by other companies. See the reconciliation of GAAP to non-GAAP measures in the section "Selected Quarterly Information."

Safe Harbor Statement

The information in this document may contain statements based on management’s beliefs, assumptions, expectations, estimates and projections about the future. Such "forward-looking statements," as defined in Section 21E of the Securities Exchange Act of 1934, as amended, involve a degree of uncertainty and attendant risk. Actual outcomes and results may differ, explicitly or by implication. We are not obliged to revise or update these statements to reflect unanticipated events. This document should be read in conjunction with Arrow’s 2022 Form 10-K and other filings with the SEC.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts - Unaudited)

	Three Months Ended:
	March 31, 2023	December 31, 2022	March 31, 2022
INTEREST AND DIVIDEND INCOME
Interest and Fees on Loans	$31,886	$30,719	$25,739
Interest on Deposits at Banks	479	1,274	198
Interest and Dividends on Investment Securities:
Fully Taxable	2,948	3,121	2,189
Exempt from Federal Taxes	797	790	821
Total Interest and Dividend Income	36,110	35,904	28,947
INTEREST EXPENSE
Interest Bearing Checking Accounts	370	344	163
Savings Deposits	5,587	4,101	417
Time Deposits over $250,000	574	226	28
Other Time Deposits	474	234	109
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	—	—	—
Federal Home Loan Bank Advances	793	200	187
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	169	172	169
Interest on Financing Leases	49	48	49
Total Interest Expense	8,016	5,325	1,122
NET INTEREST INCOME	28,094	30,579	27,825
Provision for Credit Losses	1,554	1,409	769
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	26,540	29,170	27,056
NON-INTEREST INCOME
Income From Fiduciary Activities	2,275	2,257	2,596
Fees for Other Services to Customers	2,595	2,710	2,795
Insurance Commissions	1,520	1,680	1,511
Net (Loss) Gain on Securities	(104)	48	130
Net Gain on Sales of Loans	4	3	52
Other Operating Income	387	467	1,078
Total Non-interest Income	6,677	7,165	8,162
NON-INTEREST EXPENSE
Salaries and Employee Benefits	11,947	11,603	11,286
Occupancy Expenses, Net	1,628	1,481	1,598
Technology and Equipment Expense	4,417	4,316	3,779
FDIC Assessments	479	283	307
Other Operating Expense	3,825	3,109	1,975
Total Non-interest Expense	22,296	20,792	18,945
INCOME BEFORE PROVISION FOR INCOME TAXES	10,921	15,543	16,273
Provision for Income Taxes	2,359	3,456	3,698
NET INCOME	$8,562	$12,087	$12,575
Average Shares Outstanding [1]:
Basic	16,552	16,535	16,511
Diluted	16,564	16,589	16,566
Per Common Share:
Basic Earnings	$0.52	$0.73	$0.76
Diluted Earnings	0.52	0.73	0.76
[1] 2022 Share and Per Share Amounts have been restated for the September 23, 2022, 3% stock dividend.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts - Unaudited)

	March 31, 2023	December 31, 2022	March 31, 2022
ASSETS
Cash and Due From Banks	$25,107	$31,886	$38,964
Interest Bearing Deposits at Banks	178,365	32,774	448,614
Investment Securities:
Available-for-Sale at Fair Value	565,693	573,495	582,428
Held-to-Maturity (Fair Value of $164,439 at March 31, 2023; $171,623 at December 31, 2022; and $195,862 at March 31, 2022)	167,347	175,364	196,661
Equity Securities	2,070	2,174	1,877
FHLB and Federal Reserve Bank Stock	10,027	6,064	4,491
Loans	3,005,352	2,983,207	2,737,267
Allowance for Credit Losses	(30,784)	(29,952)	(27,661)
Net Loans	2,974,568	2,953,255	2,709,606
Premises and Equipment, Net	58,233	56,491	48,481
Goodwill	21,873	21,873	21,873
Other Intangible Assets, Net	1,400	1,500	1,818
Other Assets	109,947	114,633	101,589
Total Assets	$4,114,630	$3,969,509	$4,156,402
LIABILITIES
Non-interest Bearing Deposits	788,690	836,871	813,066
Interest Bearing Checking Accounts	958,490	997,694	1,154,068
Savings Deposits	1,497,326	1,454,364	1,571,274
Time Deposits over $250,000	122,827	76,224	48,288
Other Time Deposits	179,016	133,211	128,677
Total Deposits	3,546,349	3,498,364	3,715,373
Federal Home Loan Bank Overnight Advances	35,000	27,000	—
Federal Home Loan Bank Term Advances	107,800	27,800	25,000
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	20,000	20,000
Finance Leases	5,106	5,119	5,156
Other Liabilities	37,004	37,688	33,630
Total Liabilities	3,751,259	3,615,971	3,799,159
STOCKHOLDERS’ EQUITY
Preferred Stock, $1 Par Value and 1,000,000 Shares Authorized at March 31, 2023, December 31, 2022 and March 31, 2022	—	—	—
Common Stock, $1 Par Value; 30,000,000 Shares Authorized (21,423,992 Shares Issued at March 31, 2023 and December 31, 2022 and 20,800,144 Shares Issued at March 31, 2022)	21,424	21,424	20,800
Additional Paid-in Capital	400,944	400,270	378,758
Retained Earnings	69,499	65,401	62,328
Accumulated Other Comprehensive Loss	(43,983)	(49,655)	(20,797)
Treasury Stock, at Cost (4,870,935 Shares at March 31, 2023; 4,872,355 Shares at December 31, 2022 and 4,787,183 Shares at March 31, 2022)	(84,513)	(83,902)	(83,846)
Total Stockholders’ Equity	363,371	353,538	357,243
Total Liabilities and Stockholders’ Equity	$4,114,630	$3,969,509	$4,156,402

Arrow Financial Corporation
Selected Quarterly Information
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Quarter Ended	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Net Income	$8,562	$12,087	$12,163	$11,974	$12,575
Transactions in Net Income (Net of Tax):
Net Changes in Fair Value of Equity Investments	(76)	35	70	114	96

Share and Per Share Data:[1]
Period End Shares Outstanding	16,553	16,552	16,523	16,503	16,493
Basic Average Shares Outstanding	16,552	16,535	16,512	16,494	16,511
Diluted Average Shares Outstanding	16,564	16,589	16,558	16,535	16,566
Basic Earnings Per Share	$0.52	$0.73	$0.74	$0.72	$0.76
Diluted Earnings Per Share	0.52	0.73	0.74	0.72	0.76
Cash Dividend Per Share	0.270	0.270	0.262	0.262	0.262

Selected Quarterly Average Balances:
Interest Bearing Deposits at Banks	$40,436	$143,499	$209,001	$232,545	$410,644
Investment Securities	813,461	845,859	821,052	822,112	797,347
Loans	2,991,928	2,951,547	2,872,066	2,804,180	2,678,796
Deposits	3,480,279	3,614,945	3,598,519	3,569,754	3,582,256
Other Borrowed Funds	100,596	63,304	50,125	50,140	68,596
Shareholders' Equity	359,556	351,402	361,675	357,228	370,264
Total Assets	3,978,851	4,074,028	4,047,738	4,012,999	4,054,943
Return on Average Assets, annualized	0.87%	1.18%	1.19%	1.20%	1.26%
Return on Average Equity, annualized	9.66%	13.65%	13.34%	13.44%	13.77%
Return on Average Tangible Equity, annualized [2]	10.33%	14.62%	14.27%	14.40%	14.72%
Average Earning Assets	$3,845,825	$3,940,905	$3,902,119	$3,858,837	$3,886,787
Average Paying Liabilities	2,782,299	2,891,092	2,781,985	2,808,287	2,855,884
Interest Income	36,110	35,904	34,207	30,593	28,947
Tax-Equivalent Adjustment [3]	202	279	268	269	270
Interest Income, Tax-Equivalent [3]	36,312	36,183	34,475	30,862	29,217
Interest Expense	8,016	5,325	3,306	1,555	1,122
Net Interest Income	28,094	30,579	30,901	29,038	27,825
Net Interest Income, Tax-Equivalent [3]	28,296	30,858	31,169	29,307	28,095
Net Interest Margin, annualized	2.96%	3.08%	3.14%	3.02%	2.90%
Net Interest Margin, Tax-Equivalent, annualized [3]	2.98%	3.11%	3.17%	3.05%	2.93%

Efficiency Ratio Calculation: [4]
Non-interest Expense	$22,296	$20,792	$21,448	$20,345	$18,945
Less: Intangible Asset Amortization	45	47	48	48	49
Net Non-interest Expense	$22,251	$20,745	$21,400	$20,297	$18,896
Net Interest Income, Tax-Equivalent	$28,296	$30,858	$31,169	$29,307	$28,095
Non-interest Income	6,677	7,165	7,827	7,744	8,162
Less: Net (Loss) Gain on Securities	(104)	48	95	154	130
Net Gross Income	$35,077	$37,975	$38,901	$36,897	$36,127
Efficiency Ratio	63.43%	54.63%	55.01%	55.01%	52.30%

Period-End Capital Information:
Total Stockholders' Equity (i.e. Book Value)	$363,371	$353,538	$345,550	$356,498	$357,243
Book Value per Share [1]	21.95	21.36	20.91	21.60	21.66
Goodwill and Other Intangible Assets, net	23,273	23,373	23,477	23,583	23,691
Tangible Book Value per Share [1,2]	20.55	19.95	19.49	20.17	20.22

Capital Ratios:[5]
Tier 1 Leverage Ratio	10.13%	9.80%	9.71%	9.60%	9.37%
Common Equity Tier 1 Capital Ratio	13.34%	13.32%	13.14%	13.14%	13.48%
Tier 1 Risk-Based Capital Ratio	14.03%	14.01%	13.85%	13.86%	14.23%
Total Risk-Based Capital Ratio	15.15%	15.11%	14.93%	14.93%	15.33%

Assets Under Trust Admin. & Investment Mgmt.	$1,672,117	$1,606,132	$1,515,994	$1,589,178	$1,793,747

Arrow Financial Corporation
Selected Quarterly Information - Continued
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Footnotes:

1.	Share and Per Share Data have been restated for the September 23, 2022, 3% stock dividend.

2.	Non-GAAP Financial Measure Reconciliation: Tangible Book Value, Tangible Equity, and Return on Tangible Equity exclude goodwill and other intangible assets, net from total equity. These are non-GAAP financial measures which Arrow believes provides investors with information that is useful in understanding its financial performance.
		3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
	Total Stockholders' Equity (GAAP)	$363,371	$353,538	$345,550	$356,498	$357,243
	Less: Goodwill and Other Intangible assets, net	23,273	23,373	23,477	23,583	23,691
	Tangible Equity (Non-GAAP)	$340,098	$330,165	$322,073	$332,915	$333,552

	Period End Shares Outstanding	16,553	16,552	16,523	16,503	16,493
	Tangible Book Value per Share (Non-GAAP)	$20.55	$19.95	$19.49	$20.17	$20.22
	Net Income	8,562	12,087	12,163	11,974	12,575
	Return on Average Tangible Equity (Net Income/Tangible Equity - Annualized)	10.33%	14.62%	14.27%	14.40%	14.72%

3.	Non-GAAP Financial Measure Reconciliation: Net Interest Margin is the ratio of annualized tax-equivalent net interest income to average earning assets. This is also a non-GAAP financial measure which Arrow believes provides investors with information that is useful in understanding its financial performance.
		3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
	Interest Income (GAAP)	$36,110	$35,904	$34,207	$30,593	$28,947
	Add: Tax-Equivalent adjustment (Non-GAAP)	202	279	268	269	270
	Interest Income - Tax Equivalent (Non-GAAP)	$36,312	$36,183	$34,475	$30,862	$29,217
	Net Interest Income (GAAP)	$28,094	$30,579	$30,901	$29,038	$27,825
	Add: Tax-Equivalent adjustment (Non-GAAP)	202	279	268	269	270
	Net Interest Income - Tax Equivalent (Non-GAAP)	$28,296	$30,858	$31,169	$29,307	$28,095
	Average Earning Assets	$3,845,825	$3,940,905	$3,902,119	$3,858,837	$3,886,787
	Net Interest Margin (Non-GAAP)*	2.98%	3.11%	3.17%	3.05%	2.93%

4.	Non-GAAP Financial Measure Reconciliation: Financial Institutions often use the "efficiency ratio", a non-GAAP ratio, as a measure of expense control. Arrow believes the efficiency ratio provides investors with information that is useful in understanding its financial performance. Arrow defines efficiency ratio as the ratio of non-interest expense to net gross income (which equals tax-equivalent net interest income plus non-interest income, as adjusted).

5.
For the current quarter, all of the regulatory capital ratios as well as the Total Risk-Weighted Assets are calculated in accordance with bank regulatory capital rules. The March 31, 2023 CET1 ratio listed in the tables (i.e., 13.34%) exceeds the sum of the required minimum CET1 ratio plus the fully phased-in Capital Conservation Buffer (i.e., 7.00%).

		3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
	Total Risk Weighted Assets	$2,909,610	$2,883,902	$2,856,224	$2,790,520	$2,661,952
	Common Equity Tier 1 Capital	388,228	384,003	375,394	366,798	358,738
	Common Equity Tier 1 Ratio	13.34%	13.32%	13.14%	13.14%	13.48%

* Quarterly ratios have been annualized.

Arrow Financial Corporation
Average Consolidated Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands - Unaudited)

Quarter Ended:	March 31, 2023			March 31, 2022
		Interest	Rate		Interest	Rate
	Average	Income/	Earned/	Average	Income/	Earned/
	Balance	Expense	Paid	Balance	Expense	Paid
Interest Bearing Deposits at Banks	$40,436	$479	4.80%	$410,644	$198	0.20%
Investment Securities:
Fully Taxable	652,743	2,948	1.83	618,806	2,189	1.43
Exempt from Federal Taxes	160,718	797	2.01	178,541	821	1.86
Loans	2,991,928	31,886	4.32	2,678,796	25,739	3.90
Total Earning Assets	3,845,825	36,110	3.81	3,886,787	28,947	3.02
Allowance for Credit Losses	(29,792)			(27,165)
Cash and Due From Banks	30,518			37,654
Other Assets	132,300			157,667
Total Assets	$3,978,851			$4,054,943
Deposits:
Interest Bearing Checking Accounts	$964,735	370	0.16	$1,027,740	163	0.06
Savings Deposits	1,474,251	5,587	1.54	1,557,855	417	0.11
Time Deposits of $250,000 or More	94,415	574	2.47	70,101	28	0.16
Other Time Deposits	148,302	474	1.30	131,592	109	0.34
Total Interest Bearing Deposits	2,681,703	7,005	1.06	2,787,288	717	0.10
Short-Term Borrowings	40,138	490	4.95	—	—
FHLBNY Term Advances & Other Long-Term Debt	55,356	472	3.46	63,444	356	2.28
Finance Leases	5,102	49	3.89	5,152	49	3.86
Total Interest Bearing Liabilities	2,782,299	8,016	1.17	2,855,884	1,122	0.16
Non-interest bearing deposits	798,576			794,968
Other Liabilities	38,420			33,827
Total Liabilities	3,619,295			3,684,679
Stockholders’ Equity	359,556			370,264
Total Liabilities and Stockholders’ Equity	$3,978,851			$4,054,943
Net Interest Income		$28,094			$27,825
Net Interest Spread			2.64%			2.86%
Net Interest Margin			2.96%			2.90%

Arrow Financial Corporation
Average Consolidated Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands - Unaudited)

Quarter Ended:	March 31, 2023			December 31, 2022
		Interest	Rate		Interest	Rate
	Average	Income/	Earned/	Average	Income/	Earned/
	Balance	Expense	Paid	Balance	Expense	Paid
Interest Bearing Deposits at Banks	$40,436	$479	4.80%	$143,499	$1,274	3.52%
Investment Securities:
Fully Taxable	652,743	2,948	1.83	679,390	3,121	1.82
Exempt from Federal Taxes	160,718	797	2.01	166,468	790	1.88
Loans	2,991,928	31,886	4.32	2,951,547	30,719	4.13
Total Earning Assets	3,845,825	36,110	3.81	3,940,904	35,904	3.61
Allowance for Credit Losses	(29,792)			(29,069)
Cash and Due From Banks	30,518			30,736
Other Assets	132,300			131,457
Total Assets	$3,978,851			$4,074,028
Deposits:
Interest Bearing Checking Accounts	$964,735	370	0.16	$1,082,267	344	0.13
Savings Deposits	1,474,251	5,587	1.54	1,548,293	4,101	1.05
Time Deposits of $250,000 or More	94,415	574	2.47	65,897	226	1.36
Other Time Deposits	148,302	474	1.30	131,331	234	0.71
Total Interest Bearing Deposits	2,681,703	7,005	1.06	2,827,788	4,905	0.69
Short-Term Borrowings	40,138	490	4.95	8,424	92	4.33
FHLBNY Term Advances & Other Long-Term Debt	55,356	472	3.46	49,767	280	2.23
Finance Leases	5,102	49	3.89	5,113	48	3.72
Total Interest Bearing Liabilities	2,782,299	8,016	1.17	2,891,092	5,325	0.73
Non-interest bearing deposits	798,576			787,157
Other Liabilities	38,420			44,377
Total Liabilities	3,619,295			3,722,626
Stockholders’ Equity	359,556			351,402
Total Liabilities and Stockholders’ Equity	$3,978,851			$4,074,028
Net Interest Income		$28,094			$30,579
Net Interest Spread			2.64%			2.88%
Net Interest Margin			2.96%			3.08%

Arrow Financial Corporation
Consolidated Financial Information
(Dollars in Thousands - Unaudited)

Quarter Ended:	3/31/2023	12/31/2022	3/31/2022
Loan Portfolio
Commercial Loans	$135,917	$140,293	$155,467
Commercial Real Estate Loans	715,357	707,022	638,437
Subtotal Commercial Loan Portfolio	851,274	847,315	793,904
Consumer Loans	1,073,369	1,065,135	976,648
Residential Real Estate Loans	1,080,709	1,070,757	966,715
Total Loans	$3,005,352	$2,983,207	$2,737,267
Allowance for Credit Losses
Allowance for Credit Losses, Beginning of Quarter	$29,952	$29,232	$27,281
Loans Charged-off	(1,328)	(1,261)	(829)
Less Recoveries of Loans Previously Charged-off	606	572	440
Net Loans Charged-off	(722)	(689)	(389)
Provision for Credit Losses	1,554	1,409	769
Allowance for Credit Losses, End of Quarter	$30,784	$29,952	$27,661
Nonperforming Assets
Nonaccrual Loans	$10,852	$10,757	$9,750
Loans Past Due 90 or More Days and Accruing	241	1,157	55
Loans Restructured and in Compliance with Modified Terms	62	69	74
Total Nonperforming Loans	11,155	11,983	9,879
Repossessed Assets	144	593	180
Other Real Estate Owned	—	—	—
Total Nonperforming Assets	$11,299	$12,576	$10,059

Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Quarter-to-date Annualized	0.10%	0.09%	0.06%
Provision for Credit Losses to Average Loans, Quarter-to-date Annualized	0.21%	0.19%	0.12%
Allowance for Credit Losses to Period-End Loans	1.02%	1.00%	1.01%
Allowance for Credit Losses to Period-End Nonperforming Loans	275.97%	249.95%	280.00%
Nonperforming Loans to Period-End Loans	0.37%	0.40%	0.36%
Nonperforming Assets to Period-End Assets	0.27%	0.32%	0.24%